State of Delaware
Secretary of State
Division of Corporations
Delivered 12:52 PM 03/01/2007
FILED 12:52 PM 03/01/2007
SRV 070262773 - 3068433 FILE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDTECH HOLDINGS, INC.

(Under Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Medtech Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that this Third Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

A. The name of the Corporation is Medtech Holdings, Inc. The Corporation was originally incorporated with the name "Pecos Acquisition Company" by the filing of the original Certificate of Incorporation (the "Certificate of Incorporation") on July 12, 1999.

B. The Corporation amended and restated the Certificate of Incorporation on August 5, 1999 by filing an Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation").

C. The Corporation filed a Certificate of Correction to the Amended and Restated Certificate of Incorporation on August 6, 1999.

D. On January 10, 2000, the Corporation filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as corrected, changing the Corporation's name to PECOS Company.

E. On March 1, 2001, the Corporation filed an Amended and Restated Certificate of Incorporation (the "Second Amended and Restated Certificate of Corporation") amending and restating the Amended and Restated Certificate of Incorporation, as corrected and amended, pursuant to which, among other things, the Corporation changed its name to Medtech Holdings, Inc.

F. The Second Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety and, upon the filing of this Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, shall read as follows:

FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is Medtech Holdings, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent; and the name

of the registered agent of the Corporation in the State of Delaware is National Registered Agents, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the

Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

EIGHTH: No director of the Corporation shall have any personal liability to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

NINTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under the General Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the General Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this Third Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Third Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

Signed on March 1, 2007.

MEDTECH HOLDINGS, INC.

By: /s/ Charles N. Jolly
Name: Charles N. Jolly
Title: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:40 PM 03/31/2008
FILED 06:45 PM 03/31/2008
SRV 080377869 - 3068433 FILE

**STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION**

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Medtech Holdings, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Bonita Bay Holdings, Inc., a Virginia corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Medtech Holdings, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware corporation is One Hundred and Seventy Five Million (175,000,000) shares consisting of 125,000,000 shares of Class A Common Stock, no par value per share and 50,000,000 shares of Class B Common Stock, no par value per share.

SIXTH: The merger is to become effective on March 31, 2008.

SEVENTH: The Agreement of Merger is on file at 90 North Broadway, Irvington, New York 10533, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 26th day of March, 2008.

By: Eric Klee
Authorized Officer
Name: Eric Klee
Title: Assistant Secretary